CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated February 26, 2009 on the financial statements and financial highlights of the Touchstone Variable Series Trust, in Post-Effective Amendment Number 28 to the Registration Statement (Form N-1A, No. 033-76566), included in the Annual Report to Shareholders for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission.



Cincinnati, Ohio
April 28, 2009